As filed with the Securities and Exchange Commission on October 23, 2008

Registration No. 333-150629

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________________

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

______________________

WASHINGTON MUTUAL, INC.
(Exact name of Registrant as specified in its charter)

______________________

Washington	91-1653725
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1301 Second Avenue

Seattle, Washington 98101

(206) 461-2000
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

______________________

Office of the Chief Legal Officer

Washington Mutual, Inc.

1301 Second Avenue

Seattle, Washington 98101
(206) 461-2000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

______________________

Copy to:

Lee Meyerson, Esq. Maripat Alpuche, Esq. Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017-3954

______________________

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer  ☐                   Accelerated filer  ☐                   Non-accelerated filer  ☐                   Smaller reporting company  ☐

(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES

A Registration Statement on Form S-3 (Registration No. 333-150629) was originally filed with the Securities and Exchange Commission on May 2, 2008 by the Registrant.  The Registration Statement registered the resale by certain selling securityholders named therein of up to 605,439,997 shares of the Registrant’s common stock and up to 36,642 shares of Series S Contingent Convertible Perpetual Non-Cumulative Preferred Stock (together with the common stock, the “Securities”).  The Registrant is filing this Post-Effective Amendment No. 1 to the Registration Statement to withdraw from registration all unsold Securities previously registered for resale under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on this 23rd day of October 2008.

WASHINGTON MUTUAL, INC.

    By: /s/ STEWART M. LANDEFELD

Name: Stewart M. Landefeld

Title: Executive Vice President and Secretary

POWER OF ATTORNEY

Each of the officers and directors of the Registrant whose signature appears below hereby constitutes and appoints Stewart M. Landefeld, his or her true and lawful attorney-in-fact, for him or her in any and all capacities, to sign this Post-Effective Amendment No. 1 to the Registration Statement and amendments thereto, and to file the same, and any other documents in connection therewith, with the Securities and Exchange Commission, and hereby ratifies and confirms all that said attorney-in-fact, or his substitute, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ALAN H. FISHMAN Alan H. Fishman	Chief Executive Officer, Assistant Treasurer and Director (Principal Executive Officer)	October 23, 2008

/s/ BILL KOSTUROS Bill Kosturos

President, Vice President, General Auditor,

Controller, Chief Financial Officer, Treasurer, Assistant Secretary and Chief Restructuring Officer (Principal Financial Officer/Principal Accounting Officer)

October 23, 2008

*	Director	October 23, 2008
David Bonderman

*	Director	October 23, 2008
Stephen I. Chazen

*	Director	October 23, 2008
Stephen E. Frank

*	Director	October 23, 2008
Thomas C. Leppert

*	Director	October 23, 2008
Charles M. Lillis

*	Director	October 23, 2008
Phillip D. Matthews

*	Director	October 23, 2008
Regina T. Montoya

*	Director	October 23, 2008
Michael K. Murphy

*	Director	October 23, 2008
Margaret Osmer McQuade

*	Director	October 23, 2008
William G. Reed, Jr.

*	Director	October 23, 2008
Orin C. Smith

*	Director	October 23, 2008
James H. Stever

*By: /s/ STEWART M. LANDEFELD
Name: Stewart M. Landefeld
Title: Attorney-in-fact